TROUPE

Empowering Everyone to Design, Buy and Sell Boutique-Quality Jewelry



$5,200 of $20,000 raised

39 days
Until the round ends

$120
Minimum Investment

Invest in Troupe

Introducing Troupe

Troupe enables anyone to be a jewelry designer. Without any experience, people can craft custom jewelry using our photorealistic 3D design tools and sell it on our marketplace. Troupe handles all of the 3D printing, manufacturing, and customer shipping.

Our business is already operating—we've shipped hundred of orders to satisfied customers. We need your help to scale. Join us in disrupting the $250 billion jewelry industry and forever changing the way that jewelry is designed and manufactured.

The minimum investment is
$120

Troupe is selling up to
$40,000 of Common stock

Troupe's valuation is
$3,824,000

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Troupe's Big Idea

Fashion is rapidly moving to on-demand

Large brands can't fulfill every consumer's passion; so, platforms have emerged for consumers to design their own style and for marketers, bloggers, YouTubers, and Instagramers, to create designs for their audiences.

New, on-demand platforms are popping up daily, driving billions of dollars in revenue and causing rapid change in otherwise stagnant industries. One platform, Teespring, claims to have created dozens of millionaire marketers as it soared to a half of a billion dollars in revenue in just a few years.

2D platforms are everywhere, but 3D is wide open

All on-demand fashion platforms are based on one simple concept: custom printing. Simply upload an image it will be printed on a pre-inventoried blank shirt or skirt.

But what if someone wants to do more than just print? What if someone wants to create a brand new shape, as is common in the jewelry market? You can't, not unless you enter the super-complex world of 3D design. 3D design tools are so complex that professionals charge hundreds or thousands of dollars to design a single piece of custom jewelry. Troupe fixes this.

Troupe is uniquely positioned to capitalize on 3D

Troupe uniquely makes 3D design simple for consumers, artists, marketers, and tiny brands with no 3D experience:

- Super simple, photorealistic, 3D design tools

- Automatic generation of high-detail 3D models for printing and manufacturing from customer designs
- Automatic generation of stunning product renderings to help you sell your design
- Designs guaranteed to be 3D-printable and manufactureable
- Infrastructure to produce one-off custom designs at scale with high margin

Troupe turns customers into marketers

More than making jewelry, Troupe makes marketers. Any piece designed by a customer can be made available on Troupe's marketplace for other people to buy, too. The designer receives a share of the revenue.

Designers can launch campaigns featuring their designs and collect revenue with zero up-front cost or risk. Troupe packages each piece beautifully and delivers it directly to customers. A typical campaign featuring an 18K gold-plated charm necklace that retails for $58 will generate $1,100 in profit with just 50 orders.

When people sell their own designs, they're also selling Troupe.

Our Story



Andy Fox conceived of Troupe while at his last company, Kitsy Lane. When Andy realized that Kitsy wasn't innovating on the jewelry itself, he saw an opportunity to do so with Troupe.

One company that was innovating on product was the charm company Pandora. We watched Pandora become the largest jewelry company in the world on a per-unit basis. As we interviewed their customers, we realized that people have this insatiable passion to express themselves through jewelry.

At the same time we started seeing this drive toward customization all over the market.

We saw a gap in the market: While the charm vendors were growing at a torrid pace, they certainly couldn't inventory everyone's passion. What if we could let people design whatever they wanted? Let them express any passion? We could have the largest virtual inventory of jewelry in the world. That was really the motivation for this business. To leverage the on-demand wave with a custom jewelry solution that allowed us to harness the creativity of each and every customer, while building the largest virtual inventory of jewelry in the world.





Each piece of Troupe jewelry is individually cast and hand-polished in the USA and is nickel and lead free

Meet Our Team



Andy Fox

Founder and CEO

Andy previously founded several successful startups and has had four profitable exits. Andy has led companies that were acquired by Novell and Brooktrout and has won the Boston Innovators Group startup competition.



Lauren Nagel

Marketing

Lauren is an experienced consumer marketing executive delivering huge growth for companies such as Flipkey, Trip Advisor, and Kitsy Lane. Before Troupe, Lauren worked at Karmaloop, doubling the revenue of their flash sale business from $16 to $32 million in just over a year.

Troupe has already raised $200,000.

With our first $200,000 of seed capital, we were able to build and prove the entire platform for the custom jewelry design, including:

- our proprietary, consumer-facing 3D photorealistic jewelry designer
- our proprietary automatic product image renderer
- our process for scaling the 3D printing, casting, and polishing process
- an ecommerce platform to manage, track and pay our partner designers

In addition to the platform, we fulfilled hundreds of order to prove demand and product market fit.

Troupe's primary use of the proceeds from this round is to drive and scale revenue through a variety of channels.

We currently have a significant pipeline of customers and partners in these categories:

- on-demand product marketers
- large online retailers, by integrating into their site
- targeted communities: pet-lovers, sororities, artists, yoga enthusiasts, etc.
- influencer channels: bloggers, YouTubers, etc.

Troupe's management team will identify the channels that generate the highest return on ad spend, and then use this data to attract follow-on capital to power company growth. Troupe's team has significant experience in attracting later stage capital and knows the type of metrics that will be not only be appropriate for fundraising, but also for business success.



Ben Littauer

Troupe Investor and Member Boston Harbor Angels

"This is a big idea, in a very big market; add to that a game-changing technology and excellent craftsmanship and we have a formula for success. Andy has generated great returns for his investors in previous companies he founded, so I'm very excited to be an early investor in Troupe."

Learn more about Troupe at troupejewelry.com.

Documents

Pitch Deck

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A pitch deck is a brief presentation providing an overview of the company to investors.

Offering Statement

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An offering statement is the formal legal document filed with the SEC for a Regulation CF offering. It provides facts that an investor needs to make an informed investment decision. Among other data, the Form C includes an overview of financial statements and key risk factors.

Combined Financial Statements

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Single document containing relevant financial reports. May include the income statement, balance sheet, change in equity statement or other financials.

Ask Troupe a question

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kr **kenneth rossano** 3 hours ago

I cannot access financial documents and do not understand how you arrived at $9,560,000 as a valuation. K. Rossano

kr **kenneth rossano** 3 hours ago

Cannot download documents. K. Rossano

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Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

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